EXHIBIT ll

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                STATEMENT RE: CALCULATION OF NET LOSS PER SHARE


                                                            For the Three Months Ended              For the Six Months Ended
                                                                     June 30,                               June 30,
                                                            ---------------------------------------------------------------
LOSS PER SHARE DATA:                                            1996              1997            l996             l997
                                                            -------------     ------------    -------------   --------------
                                                             (UNAUDITED)       (UNAUDITED)     (UNAUDITED)      (UNAUDITED)

Net loss as reported in the financial statements            $  (999,180)      $(1,571,876)    $(2,058,157)    $ (2,978,409)
                                                            ------------      ------------    ------------    -------------
Weighted average number of common shares
 outstanding                                                  4,805,817         7,907,434       4,632,794        7,268,660

Common and common equivalent shares issued
 in the twelve month period preceding the filing
 date of the initial public offering as required by
SAB No. 83:
 Common stock                                                    38,145                 -         140,506                -
 Incentive stock options                                        266,356                 -         266,356                -
 Non-qualified stock option                                      40,208                 -          40,208                -
 Warrants                                                       778,613                 -         778,613                -

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING AS REPORTED IN THE           ------------      ------------    ------------    -------------
 FINANCIAL STATEMENTS                                         5,929,139         7,907,434       5,858,477        7,268,660
                                                            ------------      ------------    ------------    -------------
LOSS PER SHARE AS REPORTED IN THE FINANCIAL
 STATEMENTS                                                 $     (0.17)      $     (0.20)    $     (0.35)    $      (0.41)
                                                            ============      ============    ============    =============

                                       13